Exhibit 99.3

Horsehead Holding Corp. and Certain of Its Subsidiaries Commence Voluntary Restructuring

Operations to Continue While they Restructure to Gain Greater Financial Strength and Operational Flexibility

PITTSBURGH, PA, FEB. 2, 2016 — Horsehead Holding Corp. (Nasdaq: ZINC) announced today that it and certain of its subsidiaries (collectively, the “Company”) have filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Jim Hensler, President and Chief Executive Officer of the Company, said: “The actions we are announcing today represent an important step that we believe will allow us to restructure the Company’s balance sheet for the long-term. Filing for Chapter 11 protection is the best available option to preserve stakeholder value. We intend to emerge with increased financial flexibility and a capital structure that will enable us to invest in growing our business.”

Court filings and other information related to the restructuring proceedings are available at a website administered by the Company’s claims agent, Epiq Bankruptcy Solutions, LLC, at http://dm.epiq11.com/Horsehead.

Lazard Middle Market LLC and RAS Management Advisors, LLC are serving as financial advisors, and Kirkland & Ellis LLP and Pachulski Stang Ziehl & Jones LLP are serving as legal counsel to the Company. Akin Gump Strauss Hauer and Feld LLP and Moelis & Company are serving as legal counsel and financial advisor, respectively, to certain senior secured noteholders and proposed debtor-in-possession lenders.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company, LLC (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., has seven facilities throughout the U.S. and Canada.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including the the Company’s expectations regarding the development and results of its restructuring process, its liquidity, access to capital, and future growth. These statements are based on assumptions and information available to the Company at the time of this press release and are not guarantees of future results. Forward-looking statements involve risks and uncertainty, including, but not limited to, the risk that the Company’s restructuring may not be consummated in a manner beneficial to the Company and its operations; risks and uncertainties associated with the length of time the Company will operate as a debtor-in-possession, which is not yet known; risks associated with the bankruptcy process and third party motions in the Chapter 11 proceedings, which may hinder or delay the Company’s ability to consummate its restructuring; the ability of the Company to obtain and maintain normal terms with customers, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations during Chapter 11 proceedings; the Company’s financial performance and results; availability of sufficient cash flow to operate the Company, including to fund capital expenditures, during the Chapter

11 proceedings; prices and demand for zinc, metals and other commodities; and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact info:

Ali Alavi

Vice President

Horsehead Holding Corp.

724.773.2212

SOURCE: Horsehead Holding Corp.

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